EXHIBIT 20

Monthly Servicing Report
Capital Auto Receivables Asset Trust 2004-1
October 2004

Original Inputs

Total Pool Balance	$2,280,059,731.09

Class A-1 Notes Balance	$553,000,000.00
Class A-1 Notes Rate	One Month LIBOR+.06%

Class A-2 Notes Balance	$475,000,000.00
Class A-2 Notes Rate	1.400%

Class A-3 Notes Balance	$640,000,000.00
Class A-3 Notes Rate	2.000%

Class A-4 Notes Balance	$303,000,000.00
Class A-4 Notes Rate	2.640%

Class B Certificates Balance	$60,973,326.13
Class B Certificates Rate	2.840%

Reserve Account Deposit	$30,479,599.89

Part I. Collections

Receipts During the Period	$68,463,388.71
Principal on Repurchased Contracts	1,696,092.31
Scheduled and Simple Payments Advanced	1,357,163.71

Total Collections For the Period	$71,516,644.73

Beginning Pool Aggregate Principal Balance	$1,701,322,599.60
Ending Pool Aggregate Principal Balance	$1,630,632,104.88

Scheduled Principal Collections	$61,142,057.44

Beginning Aggregate Discounted Principal Balance	$1,536,890,916.52
Ending Aggregate Discounted Principal Balance	$1,475,323,844.14

Part II. Distributions to Noteholders and Certificateholders

Total Collections	$71,516,644.73
Plus: Reserve Account Draw	923,506.09
Plus: Net Amount due from Swap Counterparty	36,166.32
Less: Total Servicing Fee	2,835,537.66
Less: Net Amount due to Swap Counterparty	—
Less: Monthly Interest Due to Noteholders & Certificateholders	2,527,992.70
Less: Principal Due to Noteholders	61,567,072.39
Less: Principal Due to Certificateholders	—
Less: Reserve Account Deposit	—

Equals Reserve Fund Excess to be released to CARI	$5,545,714.39

Monthly Servicing Report
Capital Auto Receivables Asset Trust 2004-1
October 2004

			Per $1000 of
			Original Principal
Class A-1 Notes Distributable Amount	1 Month LIBOR
Monthly Interest	1.8700000%	$96,255.82	0.174061
Monthly Principal		57,917,590.39	104.733437

Distributable Amount		$58,013,846.21

Class A-2 Notes Distributable Amount
Monthly Interest		$554,166.67	1.166667
Monthly Principal		3,649,481.99	7.683120

Distributable Amount		$4,203,648.66

Class A-3 Notes Distributable Amount
Monthly Interest		$1,066,666.67	1.666667
Monthly Principal		—	—

Distributable Amount		$1,066,666.67

Class A-4 Notes Distributable Amount
Monthly Interest		$666,600.00	2.200000
Monthly Principal		—	—

Distributable Amount		$666,600.00

Class B Certificates Distributable Amount
Monthly Interest		$144,303.54	2.366667
Monthly Principal		—	—

Distributable Amount		$144,303.54

Total Servicing Fee		$2,835,537.66	1.243624

Part III. Payment Ahead and Advances

Payment Ahead Servicing Account
Beginning Payment Ahead Balance	$2,464,886.73
Less: Payments Applied	811,254.51
Current Period Payments Ahead Received	521,314.22

Ending Payment Ahead Balance	$2,174,946.44

Advance Account
Beginning Outstanding Unreimbursed Scheduled Principal and Interest Advances	$2,438,261.52
Beginning Outstanding Unreimbursed Simple Interest Advances	$—
Scheduled Principal and Interest Advances	1,339,479.55
Simple Interest Advances	17,684.16
Reimbursement of Previous Scheduled Principal and Interest Advances	749,045.04
Reimbursement of Previous Simple Interest Advances	—
Ending Outstanding Unreimbursed Scheduled Principal and Interest Advances	$3,028,696.03
Ending Outstanding Unreimbursed Simple Interest Advances	$17,684.16

Monthly Servicing Report
Capital Auto Receivables Asset Trust 2004-1
October 2004

Part IV. Balances & Principal Factors

	Beginning of Period	End of Period
Total Pool Balance	$1,701,322,599.60	$1,630,632,104.88
Total Pool Factor	0.7461746	0.7151708
Class A-1 Notes Balance	$57,917,590.39	$—
Class A-1 Notes Principal Factor	0.1047334	—
Class A-2 Notes Balance	$475,000,000.00	$471,350,518.01
Class A-2 Notes Principal Factor	1.0000000	0.9923169
Class A-3 Notes Balance	$640,000,000.00	$640,000,000.00
Class A-3 Notes Principal Factor	1.0000000	1.0000000
Class A-4 Notes Balance	$303,000,000.00	$303,000,000.00
Class A-4 Notes Principal Factor	1.0000000	1.0000000
Class B Certificates Balance	$60,973,326.13	$60,973,326.13
Class B Certificates Principal Factor	1.0000000	1.0000000

Part V. Reserve Account

		Per $1000 of
		Original Principal
Beginning Reserve Account Balance	$23,053,363.75
Draw for Servicing Fee	—	—
Draw for Class A-1 Notes Distributable Amount	—	—
Draw for Class A-2 Notes Distributable Amount	—	—
Draw for Class A-3 Notes Distributable Amount	—	—
Draw for Class A-4 Notes Distributable Amount	—	—
Draw for Class B Certificates Distributable Amount	—	—
Additions to Reserve Account	—	—
Releases from Reserve Account	923,506.09	30.299154

Ending Reserve Account Balance	$22,129,857.66

Reserve Account Floor	$15,239,799.95

Part VI. Carryover Shortfall

Per $1000 of
Original Principal
Noteholders’ Interest Carryover Shortfall	$—	—
Noteholders’ Principal Carryover Shortfall	$—	—
Certificateholders’ Interest Carryover Shortfall	$—	—
Certificateholders’ Principal Carryover Shortfall	$—	—

Part VII. Charge Off and Delinquency Rates
Charge Off Rate	Average Receivables	Credit Repurchases	Loss Rate

October	1,665,977,352.24	424,482.50	0.305754
September	1,736,279,796.97	267,770.98	0.185065
August	1,806,721,649.68	220,690.59	0.146580
Three Month Average Loss Rate			0.212466

Delinquency Rate	Total Accounts	Accounts over 60	% Delinquent

October	93,432	155	0.165896
September	97,395	161	0.165306
August	99,438	131	0.131740
Three Month Average Delinquency Rate			0.154314

Monthly Servicing Report
Capital Auto Receivables Asset Trust 2004-1
October 2004

Part VIII. Prepayment Rate

Month	Prepayment Rate
%
1	0.35
2	1.03
3	0.87
4	0.99
5	0.97
6	1.03
7	0.95
8	0.95
9	1.08